UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

SunPower Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34166	94-3008969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On December 15, 2015, SunPower Corporation (the “Company”) entered into an indenture (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), in connection with the issuance of $400 million aggregate principal amount of the Company’s 4.00% Senior Convertible Debentures due 2023 (the “initial Debentures”). The Company also granted the initial purchasers of the initial Debentures an option to purchase up to an additional $25 million aggregate principal amount of Debentures (the “additional Debentures” and together with the initial Debentures, the “Debentures”), which was exercised, in full, on December 15, 2015 and is expected to close on December 18, 2015, subject to customary closing conditions. The Debentures are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Debentures; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Debentures will mature on January 15, 2023 unless earlier converted, redeemed or repurchased. Under the Indenture, the Company will be required to pay interest on the Debentures semi-annually on January 15 and July 15 of each year, beginning on July 15, 2016, at a rate of 4.00% per annum. The Debentures will be convertible into shares of the Company’s common stock at any time based on an initial conversion rate of 32.7568 shares of common stock per $1,000 principal amount of Debentures (which is equivalent to an initial conversion price of approximately $30.53 per share of the Company’s common stock), representing a conversion premium of approximately 32.5% over the closing sale price of $23.04 per share of the Company’s common stock on The NASDAQ Global Select Market on December 9, 2015. The conversion rate (and the conversion price) will be subject to adjustment in certain circumstances. In addition, if a non-stock change of control fundamental change (as defined in the Indenture) occurs, the Company will be required to increase the conversion rate for any Debentures converted in connection with such fundamental change.

If the Company undergoes a fundamental change (as defined in the Indenture) prior to the maturity date of the Debentures, holders may require the Company to repurchase all or a portion of their Debentures at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest. Furthermore, if the Company undergoes a non-stock change of control fundamental change prior to the maturity date of the Debentures, the Debentures will be subject to redemption at the Company’s option, in whole but not in part, for a period of 30 calendar days following a repurchase date relating to the non-stock change of control fundamental change, at a cash redemption price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest. Otherwise, the Debentures will not be redeemable at the Company’s option prior to the maturity date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debentures then outstanding may declare due and payable 100% of the principal amount of all outstanding Debentures, plus any accrued and unpaid interest.

The above description of the Indenture and the Debentures is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Debenture included therein), a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On December 15, 2015, the Company completed the sale of $400 million aggregate principal amount of the Debentures, and received estimated net proceeds of approximately $391.3 million (and will receive approximately $415.4 million, in total, following the closing of the sale of the additional Debentures), after deducting the initial purchasers’ discounts and commissions of approximately $8.75 million (or $9.6 million, in total, following the closing of the sale of the additional Debentures) and estimated offering expenses payable by the Company. The Debentures and the Company’s common stock issuable upon conversion of the Debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. $300 million in aggregate principal amount of the Debentures were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and the remaining $100 million in aggregate principal amount were sold to Total Energies Nouvelles Activités USA (“Total”), a subsidiary of Total S.A., which owns approximately 57.5% of the Company’s outstanding common stock as of October 23, 2015 and which is an institutional accredited investor pursuant to Regulation D under the Securities Act. The Company also granted the initial purchasers of the Debentures an option to purchase up to an additional $25 million aggregate principal amount of Debentures, which was exercised, in full, on December 15, 2015 and is expected to close on December 18, 2015, subject to customary closing conditions. Total’s commitment will not change as a result of the initial purchasers election to exercise their right to purchase the additional Debentures.

The Debentures may be converted prior to maturity (unless earlier converted, redeemed or repurchased) at the option of the holder for shares of the Company’s common stock at the initial conversion rate of 32.7568 shares of the Company’s common stock per $1,000 in principal amount of Debentures, which is equivalent to an initial conversion price of approximately $30.53 per share. The maximum number of shares of the Company’s common stock that may be issued through the conversion of the $400 million aggregate principal amount of the initial Debentures is 17,361,080 shares (or 18,446,148 shares, in total, once the sale of the additional Debentures is complete) (taking into account the maximum adjustment to the conversion rate in connection with a non-stock change of control fundamental change), subject to anti-dilution and certain other adjustments as provided in the Indenture.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events

On December 15, 2015, the Company issued a press release announcing the closing of its offer and sale of the Debentures. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of December 15, 2015 by and between SunPower Corporation and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 4.00% Senior Convertible Debenture due 2023 (included in Exhibit 4.1).

99.1	Press release, dated December 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: December 15, 2015	By:	/s/ Charles D. Boynton
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of December 15, 2015 by and between SunPower Corporation and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 4.00% Senior Convertible Debenture due 2023 (included in Exhibit 4.1).

99.1	Press release, dated December 15, 2015.